UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LEISURE ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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ADDITIONAL INFORMATION REGARDING THE

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 26, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Leisure Acquisition Corp. (the “Company”), dated March 3, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held on Thursday, March 26, 2020.

This Supplement is being filed with the Securities and Exchange Commission to provide notice of a change of location of the Special Meeting and is being made available to stockholders on or about March 24, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

LEISURE ACQUISITION CORP.

250 West 57th Street, Suite 415

New York, New York 10107

NOTICE OF CHANGE OF LOCATION

OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 26, 2020

To the Stockholders of Leisure Acquisition Corp:

NOTICE IS HEREBY GIVEN that the location of the special meeting of stockholders (the “Special Meeting”) of Leisure Acquisition Corp. (the “Company,” “we,” us,” and “our”) has been changed. The Special Meeting will now be held on Thursday, March 26, 2020, at 9:00 a.m. local time at 250 West 57th Street, Suite 415, New York, New York 10107 at the offices of Hydra Management, LLC.

The location of the Special Meeting is being changed as a result of recommendations from the Centers for Disease Control and Prevention limiting the number of persons that may gather at public events. In connection with those recommendations, the Company learned that its previous meeting location is no longer available. To support the health and well-being of our officers and stockholders, we urge you to vote and submit your proxy in advance of the Special Meeting, in lieu of attending the meeting in person.

This Notice of Change of Location should be read in conjunction with the Notice of 2020 Special Meeting of Stockholders and accompanying proxy statement (the “Proxy Statement”) of the Company, dated March 3, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting. The Notice previously sent to stockholders of the Company is herein amended only to reflect the change in location.

By Order of the Board,

/s/ A. Lorne Weil
Executive Chairman

March 24, 2020
New York, New York

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.